UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   November 1, 2011

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01             Completion of Acquisition or Disposition of Assets.

On November 1, 2011, the closing was held for the Agreement and Plan of Merger (the “Merger Agreement”) with Iowa Mortgage Professionals, Inc., an Iowa corporation (“IMP”).  Randal Stevens, as the sole shareholder of IMP, received 1,285,714 shares of our common stock in the merger transaction.  The common shares issued by us to the shareholder of IMP have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the closing of the IMP Merger Agreement, we issued a press release, a copy of which is included as an exhibit to this filing.

Item 3.02             Unregistered Sales of Equity Securities.

On November 1, 2011, in connection with the closing of the IMP Merger Agreement as described in Item 2.01 above, we issued 1,285,714 shares of our common stock to Mr. Stevens as the sole shareholder of IMP.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Mr. Stevens was an accredited investor as defined in Regulation D.  Mr. Stevens delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificate representing the shares.  Mr. Stevens also represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Mr. Stevens was afforded the opportunity to ask questions of PSM Holdings, Inc. and United Community Mortgage Corporation management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock exchange transaction.

Item 9.01             Financial Statements and Exhibits

(a)          Financial statements of business acquired.

Audited financial statements required by this item for IMP for the years ended December 31, 2009 and 2010 are included in this report; however, unaudited interim financial statements are not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(b)          Pro forma financial information.

Pro forma financial information required by this item for IMP is not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(d)	Exhibits.

Exhibit 99.1          Press Release dated November 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: November 1, 2011	By	/s/ Ron Hanna
Ron Hanna, President